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                                                                   EXHIBIT 99.11
                                                            [EXHIBIT 5.15(a)(i)]

                                                                  EXECUTION COPY

      Comcast Corporation                    Adelphia Communications Corporation
       1500 Market Street                             5619 DTC Parkway
     Philadelphia, PA 19102                      Greenwood Village, CO 80111

                                              April 20, 2005

Time Warner NY Cable LLC
c/o Time Warner Cable Inc.
290 Harbor Drive
Stamford, CT 06902-6732

      1. Introduction. This letter agreement (this "Agreement") confirms the agreement of Time Warner NY Cable LLC ("Buyer"), a Delaware limited liability company and an indirectly wholly owned subsidiary of Time Warner Cable Inc. ("Parent"), a Delaware corporation, Adelphia Communications Corporation, a Delaware corporation ("Seller"), and Comcast Corporation, a Pennsylvania corporation ("Comcast"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Comcast Purchase Agreement (as defined below).

      2. Joint Acquisition of Seller and Asset Purchase Agreements. Seller and certain of its Affiliates have filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code and are currently subject to chapter 11 proceedings in the United States Bankruptcy Court for the Southern District of New York. Contemporaneously with the execution and delivery of this Agreement, (a) Buyer and Adelphia have entered into an Asset Purchase Agreement (the "Buyer Purchase Agreement"), pursuant to which Buyer is to acquire certain assets of Seller at a closing to be held thereunder (the "Closing") subject to the terms and conditions set forth therein and (b) Comcast and Adelphia have entered into an Asset Purchase Agreement (the "Comcast Purchase Agreement"), pursuant to which Comcast is to acquire certain assets of Seller subject to the terms and conditions set forth therein.

      3. Termination of the Comcast Purchase Agreement. If the Comcast Purchase Agreement is terminated prior to the Closing as a result of actions by, or failure to obtain Governmental Authorizations from, any Government Antitrust Entity or the FCC (the "Termination"), pursuant to and subject to the terms of the Buyer Purchase Agreement, the Transaction (as defined in the Buyer Purchase Agreement) will be expanded as described in Section 5.15 thereof (the "Expanded Transaction") (the closing of such Expanded Transaction, the "Expanded

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Transaction Closing"). Notwithstanding anything to the contrary herein, the obligations of the parties hereunder shall only become effective in the event of a Termination. Seller shall give Buyer prompt notice of any such Termination.

      4. Consummation of the Comcast Joint Venture Transactions and Aggregate Buyer Discharge Amount.

      (a) Notwithstanding the Termination, immediately prior to the Expanded Transaction Closing, with respect to each Transferred Joint Venture Parent, (i) Comcast shall cause the applicable Buyer JV Partner to contribute cash to such Transferred Joint Venture Parent in an amount equal to the Buyer Discharge Amount for such Transferred Joint Venture Parent, (ii) Seller shall cause such Transferred Joint Venture Parent to distribute to the applicable Seller JV Partner (A) cash in the amount of the Buyer Discharge Amount for such Transferred Joint Venture Parent and (B) all Excluded Assets of the Transferred Joint Venture Parent and its Subsidiaries and (iii) Seller shall cause the applicable Seller JV Partner to assume all Liabilities of such Transferred Joint Venture Parent and its Subsidiaries (other than any such Liabilities that constitute Assumed Liabilities) (the "Seller Assumption").

      (b) For purposes of this Agreement and the Buyer Purchase Agreement, the term "Buyer Discharge Amount" means, with respect to each Transferred Joint Venture Parent, the applicable Buyer Joint Venture Percentage multiplied by the total amount of Liabilities of such Transferred Joint Venture Parent and its Subsidiaries as of the Expanded Transaction Closing (excluding any such Liabilities that are Assumed Liabilities) as determined pursuant to Section 4(d).

      (c) For purposes of this Agreement and the Buyer Purchase Agreement, the term "Aggregate Buyer Discharge Amount" shall mean the sum of the Buyer Discharge Amounts for the three Transferred Joint Venture Parents.

      (d) For purposes of making the determination of the Buyer Discharge Amount, the following procedures shall apply:

            (i) No later than 30 Business Days prior to the Expanded Transaction Closing, Seller shall prepare, or cause to be prepared, and deliver to Buyer and Comcast a statement (the "Discharge Statement") setting forth Seller's good faith estimate of each Buyer Discharge Amount as of the expected Expanded Transaction Closing (the "Seller's Estimate"). The Discharge Statement shall be accompanied by a certification of Seller's Chief Financial Officer to the effect that such Discharge Statement has been prepared in good faith based on the books and records of the Transferred Joint Venture Parent or any of its Subsidiaries and shall be reasonably satisfactory to Buyer and Comcast.

            (ii) If Buyer or Comcast in good faith dispute Seller's Estimate (each, a "Disputing Party"), such Disputing Party shall, on or before the tenth day

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following receipt of the Discharge Statement, so inform each of the other parties hereto in writing, setting forth a specific description of the basis parties hereto in writing, setting forth a specific description of the basis of determination, and the adjustments to the Discharge Statement and the corresponding adjustments to Seller's Estimate that such Disputing Party believes should be made (each, an "Objection").

            (iii) If no Objection is received by Seller on or before the tenth day following receipt of the Discharge Statement, then the Seller's estimates contained in the Discharge Statement of each Buyer Discharge Amount shall be final and binding on the parties.

            (iv) If (A) an Objection is received by Seller on or before the tenth day following receipt of the Discharge Statement and (B) Seller, Buyer and Comcast are unable to resolve their disagreement regarding any Buyer Discharge Amounts within the tenth day following receipt of the Discharge Statement, then Seller, Buyer and Comcast shall refer any remaining disagreements to the CPA Firm which, acting as expert and not as arbitrator, shall determine, based on the books and records of each Transferred Joint Venture Parent or any of its Subsidiaries, and only with respect to the remaining differences so submitted (and within the range of dispute between the Discharge Statement and any Objection with respect to each such difference), whether and to what extent, if any, Seller's Estimate requires adjustment. Buyer, Seller and Comcast shall instruct the CPA Firm to deliver its written determination to the parties no later than the five days prior to the expected date of the Expanded Transaction Closing. The CPA Firm's determination shall be conclusive and binding upon Buyer, Seller, Comcast and their respective Affiliates. The fees and disbursements of the CPA Firm shall be borne equally by Seller, Buyer and Comcast. Seller shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants, to the extent permitted by such accountants) relating to the determination of any Buyer Discharge Amount and the Aggregate Buyer Discharge Amount and all other items reasonably requested by the CPA Firm in connection therewith.

            (v) Notwithstanding anything to the contrary contained herein, the parties agree (and, if applicable, shall instruct the CPA Firm) that the Buyer Discharge Amount in respect of (1) Century, shall not be less than $297 million or more than $325 million, (z) Parnassos, shall not be less than $252 million or more than $275 million and (3) Western, shall, subject to the last sentence of
Section 5.22 of the Comcast Purchase Agreement, be $0.00.

      (e) Notwithstanding the Termination and the Expanded Transaction Closing, the Plan (as defined in the Buyer Purchase Agreement) shall comply with subsection (E) of the fourth sentence of section 5.11(a) of the Comcast Purchase Agreement to the extent applicable to the Buyer JV Partners and the Joint Venture Securities.

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      (f) Nothing herein shall be deemed to limit, release, discharge or otherwise diminish the Buyer JV Partners' rights in respect of Retained Claims as against Seller Releasing Parties (other than the Transferred Joint Venture Parents or any of their respective Subsidiaries).

      5. Release from Retained Claims.

      (a) Effective upon the Expanded Transaction Closing, Comcast, for itself and its Subsidiaries, and to the extent of Comcast's authority to do so, for its privies, Affiliates, predecessors, successors, assigns, employees, agents, attorneys, legal representatives, heirs, executors and administrators, and their respective shareholders, members, managers, officers and directors in their capacities as such (the "Comcast Releasing Parties"), hereby releases, acquits and forever discharges the Transferred Joint Venture Parent and its Subsidiaries and Buyer and Buyer's Affiliates, predecessors and successors, as well as Buyer's direct and indirect privies, advisors, consultants, assigns, employees, agents, attorneys, legal representatives, shareholders, members, managers, officers and directors in their capacities as such (other than Seller and its Affiliates except for the Transferred Joint Venture Parent and its Subsidiaries) (the "Buyer Released Parties") of and from any Loss arising out of, related to or derived from (i) any claims, demands, damages, actions, causes of action, rights, costs, losses, expenses, compensation or suits in equity, of whatsoever kind or nature (including Retained Claims), against any Buyer Released Parties with respect to any action or omission by any Transferred Joint Venture Parent or any of its Subsidiaries prior to the Expanded Transaction Closing and (ii) any Pre-Closing Management Liabilities (as defined below), in each case whenever accruing, whether foreseen or unforeseen, whether known or unknown, whether or not well founded in fact or in law, whether in law or in equity or otherwise, whether direct, consequential, compensatory, exemplary, liquidated or unliquidated, which such Comcast Releasing Party, or which its legal representatives, successors, assigns, heirs, executors or administrators ever had, now has, can, shall or may have for or by reason of any matter, cause or anything whatsoever, for all periods.

      (b) Effective upon the Expanded Transaction Closing, Seller, for itself and its Subsidiaries, and to the extent of Seller's authority to do so, for its privies, Affiliates, predecessors, successors, assigns, employees, agents, attorneys, legal representatives, heirs, executors and administrators, and their respective shareholders, members, managers, officers and directors in their capacities as such (the "Seller Releasing Parties"), hereby releases, acquits and forever discharges the Buyer Released Parties of and from any Loss arising out of, related to or derived from (i) any claims, demands, damages, actions, causes of action, rights, costs, losses, expenses, compensation or suits in equity, of whatsoever kind or nature (including in respect of Retained Claims), against any Buyer Released Parties with respect to any action or omission by any Transferred Joint Venture Parent or any of its Subsidiaries prior to the Expanded Transaction Closing or (ii) any Pre-Closing-Management Liabilities, in each case whenever accruing, whether foreseen or unforeseen, whether known or unknown, whether or not well

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founded in fact or in law, whether in law or in equity or otherwise, whether direct, consequential, compensatory, exemplary, liquidated or unliquidated, which such Seller Releasing Party, or which its legal representatives, successors, assigns, heirs, executors or administrators ever had, now has, can, shall or may have for or by reason of any matter, cause or anything whatsoever, for all periods.

      (c) Notwithstanding the foregoing, the parties expressly understand and agree that the waivers and releases granted in clauses (a) and (b) of this paragraph 5 are made solely for the purpose of inducing Buyer to consummate the Expanded Transaction by providing evidence of the effectiveness of the Seller Assumption as provided under paragraph 4(a) above and shall not (and shall not be deemed in any way to) limit, diminish or otherwise adversely affect any Liabilities (i) of the Seller or its Affiliates (other than the Transferred Joint Venture Parent and its Subsidiaries) to Comcast or its Affiliates, or (ii) of the Transferred Joint Venture Parent and its Subsidiaries payable to Comcast or its Affiliates under the Plan with respect to Claims asserted in their capacity as creditors (unless and to the extent the Seller Assumption is effected in accordance with this Agreement and such amounts are payable by Seller and its Affiliates under the Plan).

      6. Assignment of Management Contracts. Effective upon the Expanded Transaction Closing, Seller shall, and shall cause each of its Affiliates to, convey, transfer, assign and deliver to Buyer all right, title and interest under (a) the Management Agreement, dated December 7, 1999, between Century-TCI California, L.P., and Chelsea Communications, LLC, (b) the Management Agreement, dated January 8, 1998, between Western NY Cablevision, L.P. (f/k/a Parnassos, L.P.), and Adelphia Cablevision, LLC (f/k/a Adelphia Cablevision, Inc.), a limited liability company, and (c) the Management Agreement, dated December 30, 1998, between Parnassos, L.P., and Adelphia Cablevision, LLC (f/k/a Adelphia Cablevision, Inc.), (the agreements referred to in clauses (a), (b) and (c), collectively, the "Management Contracts"); provided, however, that Seller and its Affiliates shall retain, and there shall be excluded from the sale, conveyance, assignment or transfer to or assumption by Buyer under the Buyer Purchase Agreement any Liabilities arising under or related to the Management Contracts and attributable to, arising under or related to actions, omissions, circumstances or conditions occurring prior to the Expanded Transaction Closing (the "Pre-Closing Management Liabilities"); it being understood that all Pre-Closing Management Liabilities shall be Excluded Liabilities for all purposes, pursuant to the Buyer Purchase Agreement. Seller hereby represents and warrants to Buyer that on or prior to the date hereof it has delivered or made available to Buyer true and complete copies of the Management Contracts. Seller hereby covenants and agrees that from and after the date hereof it will not amend, supplement or otherwise modify a Management Contract in any manner that is adverse to the Buyer Indemnified Parties.

      7. Cooperation and Consent of Comcast; Books and Records. Comcast shall, and shall cause each of its Affiliates (including each Buyer JV

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Partner) to, cooperate and following the Termination to use good faith efforts to fulfill as promptly as practicable the conditions precedent (other than the Termination itself) to the respective obligations of Buyer and Seller under
Section 5.15 of the Buyer Purchase Agreement. Comcast hereby expressly consents to the Expanded Transaction. From and after the Expanded Transaction Closing, Buyer shall not, and shall not permit its Affiliates to, provide Comcast or any of its Affiliates any Excluded Books and Records that Adelphia identifies to Buyer (in a manner that is readily apparent to Buyer) as "Excluded Books and Records" at the Expanded Transaction Closing; provided, however, that Buyer may provide Comcast with any such Excluded Books and Records if it is required to do so pursuant to applicable Law. So long as Buyer uses good faith efforts to comply with the immediately preceding sentence (in a manner that is consistent with Buyer's policies regarding treatment of its own confidential information), Buyer and its Affiliates will have no Liability for any Loss suffered as a result of any disclosure of Excluded Books and Records, whether to any Seller Releasing Party, Comcast Releasing Party, Transferred Joint Venture Party (or any of their respective Subsidiaries). Comcast acknowledges on behalf of its and its Affiliates that the foregoing sentence shall be deemed to modify and amend any requirement in any of the JV Documents to provide Books or Records to Comcast or any of its Affiliates. Comcast shall not take any action that would cause the condition set forth in Section 6.2(j) of the Comcast Purchase Agreement not to be satisfied, provided, that nothing herein shall limit, release, discharge or otherwise diminish the Buyer JV Partners' rights in respect of Retained Claims.

      8. Termination. This Agreement shall terminate automatically upon the earlier to occur of (a) the termination of the Comcast Purchase Agreement in accordance with its terms for any reason other than a Termination; (b) the termination of the Buyer Purchase Agreement in accordance with its terms and (c) the Closing. If this Agreement is terminated pursuant to this Section 8, this Agreement shall become void and of no effect without liability of any party hereto (or any Affiliate, shareholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except that no such termination shall relieve any party hereto of any Liability resulting from any willful breach by such party of this Agreement.

      9. Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as otherwise provided for herein.

      10. Specific Performance. The parties recognize that their rights under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by applicable law so long as the party seeking such relief is prepared to consummate the transactions contemplated hereby. The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and

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hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate. The parties waive any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award or injunctive, mandatory or other equitable relief.

      11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts (including by facsimile), each of which when executed shall be an original and all of which taken together shall be deemed to be one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

      12. Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement exclusively in the Chosen Courts and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 13. Seller irrevocably designates The Corporation Trust Company as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the Chosen Courts and further stipulates that such consent and appointment is irrevocable and coupled with an interest. Each party hereto irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      13. Notices. All notices, requests, demands, approvals, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given and made if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by telecopier or email, provided that the telecopy or email is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

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To Buyer:

                           c/o Time Warner Cable Inc.
                           290 Harbor Drive
                           Stamford, CT 06902-6732
                           Telephone: (203) 328-0670
                           Telecopy: (203) 328-3295
                           Email: glenn.britt@twcable.com
                           Attention: Chief Executive Officer

With a copy to:

                           Legal Department
                           Time Warner Cable Inc.
                           290 Harbor Drive
                           Stamford, CT 06902-6732
                           Telephone: (203) 328-0631
                           Telecopy: (203) 328-4094
                           Email: marc.lawrence-
                                  apfelbaum@twcable.com
                           Attention: General Counsel

                           -and-

                           Time Warner Inc.
                           One Time Warner Center
                           New York, NY 10019
                           Telephone: (212) 484-7980
                           Telecopy: (212) 258-3172
                           Email: Paul.Cappuccio@timewarner.com
                           Attention: General Counsel

                           -and-

                           Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                           New York, NY 10019-6064
                           Telephone: (212) 373-3000
                           Telecopy: (212) 757-3990
                           Email: kparker@paulweiss.com
                                  rschumer@paulweiss.com
                           Attention: Kelley D. Parker
                                      Robert B. Schumer

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To Comcast:

                           Comcast Corporation
                           1500 Market Street
                           Philadelphia, PA 19102
                           Telephone: (215) 665-1700
                           Telecopy: (215) 981-7794
                           Email: ablock@comcast.com
                           Attention: General Counsel

With a copy to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, NY 10017
                           Telephone: (212) 450-4000
                           Telecopy: (212) 450-3800
                           Email: dennis.hersch@dpw.com
                                  william.taylor@dpw.com
                           Attention: Dennis S. Hersch
                                      William L. Taylor

To Seller:

                           Adelphia Communications Corporation
                           5619 DTC Parkway
                           Greenwood Village, CO 80111
                           Telephone: (303) 268-6458
                           Telecopy: (303) 268-6662
                           Email: brad.sonnenberg@adelphia.com
                           Attention: Brad Sonnenberg

With a copy to:

                           Sullivan & Cromwell LLP
                           125 Broad Street
                           New York, NY 10004
                           Telephone: (212) 558-4000
                           Telecopy: (212) 558-3588
                           Email: korrya@sullcrom.com
                           Attention: Alexandra D. Korry


                  [Remainder of page intentionally left blank.]

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            Please confirm your agreement with the foregoing by signing and returning a copy of this Agreement to the undersigned.

                                       Very truly yours,

                                       ADELPHIA COMMUNICATIONS CORPORATION

                                       By: /s/ William Schleyer
                                           -------------------------------------
                                           Name: William Schleyer
                                           Title: Chief Executive Officer and
                                           Chairman

                                       COMCAST CORPORATION

                                       By: /s/ Arthur R. Block
                                           -------------------------------------
                                           Name: Arthur R. Block
                                           Title: Senior Vice President

Expanded Transaction Letter Agreement
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Agreed and Acknowledged:

TIME WARNER NY CABLE LLC

By: /s/ David E. O'Hayre
    -----------------------------------
    Name: David E. O'Hayre
    Title: Executive Vice President,
           Investments

Expanded Transaction Letter Agreement